EXHIBIT 24.1



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                                                                  Exhibit 24.1


                             Consent of Independent
                          Certified Public Accountants


Digital Data Networks, Inc.
Dallas, Texas


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 1996, relating to the financial statements of Digital Data Networks, Inc., which is contained in that Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.



BDO Seidman, LLP



Seattle, Washington
December 12, 1996